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                                                                   EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             AREMISSOFT CORPORATION

                                       AND

                                   PAUL BLOOM

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated April 18, 2000, is entered into by and between AremisSoft Corporation, a Delaware corporation (the "Company") and Paul Bloom (the "Executive") collectively referred to herein as the "parties."

     WHEREAS, the Company wishes to employ the Executive to serve as its Executive Vice President-Corporate Development as well as to perform other duties on behalf of the Company, as determined by the Company's Chief Executive Officer, President, or the Board of Directors of the Company (the "Board").

     NOW, THEREFORE, for and in consideration of the mutual promises and conditions made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

                                    ARTICLE 1

                        EMPLOYMENT AND TERM OF EMPLOYMENT

     1.1 EMPLOYMENT AND TERM. The Company hereby employs Executive to render full-time services to the Company on an exclusive basis, on the terms and conditions set forth below, commencing on or before May 15, 2000 (the "Commencement Date") until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement is for a term of three (3) years (the "Stated Term") unless terminated earlier as provided for herein (the "Employment Term").

     1.2 ACCEPTANCE. Executive hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts exclusively to rendering the services described below from and after the Commencement Date. The Executive shall accept and follow the direction and authority of the Company's President and/or Chief Executive Officer in the performance of his duties, and shall comply with all existing and future regulations applicable to employees of the Company and to the Company's business.


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                                    ARTICLE 2

                               DUTIES OF EMPLOYEE

     2.1 GENERAL DUTIES. Executive shall serve as the Company's Executive Vice President--Corporate Development. In such capacities, Executive shall do and perform all services, acts, or other things necessary or advisable to assist the Company's Executive management in the areas of mergers and acquisitions, investment banking, strategic relationships and public relations, predominantly in the United States. To the extent consistent with the Company's Certificate of Incorporation ("articles") and Bylaws ("bylaws"), Executive shall have all powers, authority and responsibilities necessary to carry out his duties, and such other powers and duties as the Board may prescribe consistent with the Company's articles and bylaws.

     2.2 EXCLUSIVE SERVICES. It is understood and agreed that the Executive may not engage in any other business activity during the Employment Term, whether or not for profit or other remuneration, without the prior written consent of the Company; provided, however, that the Executive may make personal financial investments which do not involve any material active participation on his part, and may engage in charitable, philanthropic, educational, religious, civic and similar types of activities to the extent that such activities do not hinder or otherwise interfere with the business of the Company or any affiliate or subsidiary of the Company, or the performance of the Executive's duties under this Agreement. Notwithstanding the foregoing, during the Employment Term, Executive shall not directly or indirectly acquire any stock or interest in any corporation, partnership, or other business entity that competes, directly or indirectly, with the business of the Company without obtaining the prior written consent of the Company, but this shall not be construed as preventing Executive from (a) investing his personal assets in businesses that do not compete with the Company and in which his participation is solely that of an investor; (b) purchasing securities in any business the securities of which are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time five percent (5%) or more of the equity securities of any entity engaged in a business competitive to that of the Company; (c) purchasing securities of mutual funds and other pooled investment vehicles, indices or baskets; or (d) participating in conferences, preparing or publishing papers or books or teaching, with the prior approval of the board of directors. Prior to commencing any activity described in clause (d), the Executive shall inform the board of directors of the Company in writing of such activity. It is also understood and agreed that the Executive will not compete with the Company during the Employment Term. For purposes of this Agreement, the phrase "compete with the Company," or the substantial equivalent thereof, means that Executive, either alone or as a partner, member, director, employee, shareholder or agent of any other business, or in any other individual or representative capacity, directly or indirectly owns, manages, operates, controls, or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of his name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, directly or indirectly competitive with the development, financing and/or marketing of the products, proposed products or services of the Company.


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     2.3  REPORTING OBLIGATIONS. In connection with the performance of his duties hereunder, unless otherwise instructed by the Board, the Executive shall report directly to the President of the Company and shall be subject to the President's day to day supervision of Executive's activities.

                                    ARTICLE 3

                      COMPENSATION AND BENEFITS OF EMPLOYEE

     3.1 ANNUAL BASE SALARY; BONUS. The Company shall pay the Executive salary for the services to be rendered by him during the term of this Agreement at the rate of one hundred fifty thousand dollars ($150,000) annually (prorated for any portion of a year), subject to increases, if any, as the Company may determine in its sole discretion after periodic review of the Executive's performance of his duties hereunder. Such base salary shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from time to time during the term of this Agreement, but in no event less frequently than once each month. The Executive shall be entitled to participate in any bonus or incentive compensation plan or program adopted by the Company for any of its employees on the same terms as any other executive officer of the Company (other than the Company's Chief Executive Officer and President).

     3.2 STOCK OPTIONS. Under the Company's 2000 Stock Option Plan, Executive shall be entitled to receive stock options entitling Executive to purchase a total of two hundred thousand (200,000) shares of the Company's common stock with an exercise price of $18.06 per share which is the fair market value of a share of the Company's common stock on the date of this Agreement. One half of the options shall vest on the Commencement Date and the other half of the options shall vest on January 1, 2001. The options shall have a term of five years and shall be subject to other standard terms and conditions generally applicable to stock options issued under the Company's 2000 Stock Option Plan or otherwise approved by the Board. The Company's Board shall ratify the issuance of the options granted pursuant to this Agreement on or before the Commencement Date.

     3.3 EXPENSES. The Company shall pay or reimburse the Executive for all reasonable, ordinary and necessary business expenses actually incurred or paid by the Executive in the performance of Executive's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

     3.4 VACATION. The Executive shall be entitled to three (3) weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable). Notwithstanding anything to the contrary in this Agreement, vacation time shall cease to accrue beyond eight weeks at any given time during the Employment Term.


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     3.5  INDEMNIFICATION. Consistent with the terms of the Company's articles and bylaws, the Company shall indemnify and defend the Executive against any losses, costs, damages or expenses incurred as a direct consequence of the discharge of his duties or by reason of his status as an agent of the Company and hold Executive harmless for any actions taken or decisions made by him in good faith while performing services for the Company during the Employment Term. This Section 3.5 shall survive the termination of Executive's employment and termination of this Agreement. If the Company shall enter into indemnification agreements with any other officer or directors of the Company, the Company agrees to enter into a similar agreement with the Executive, and the Executive shall thereafter be entitled to the benefits of any subsequent amendments thereto made for any other officer or director of the Company.

     3.6 GENERAL EMPLOYMENT BENEFITS. The Executive shall be entitled to participate in, and to receive the benefits under, any pension, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans that the Company makes available generally to its employees, as the same may be in effect from time to time during the Employment Term.

     3.7 OFFICE SPACE/HOUSING. During the Employment Term, the Executive will have the right, while in New York City for business purposes, to use the Company's office space for office and housing purposes. If the Company enters into a long term lease in order to provide the Employee with office space, then Employee agrees to indemnify and hold the Company harmless from any rental or other liability under the lease if, and only if, this Agreement is terminated for any reason other than by the Company "without cause" pursuant to Section 4.4 below.

                                    ARTICLE 4

                            TERMINATION OF EMPLOYMENT

     4.1 TERMINATION. This Agreement may be terminated earlier as provided for in this Article IV, or extended by further written agreement of the parties.

     4.2 TERMINATION FOR CAUSE. The Company reserves the right to terminate this Agreement for cause upon: (a) Executive's willful and continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness) (b) Executive's willful engagement in gross misconduct, as determined by the Board, which is materially and demonstrably injurious to the Company; or (c) Executive's commission of a felony, or an act of fraud against the Company or its affiliates. Executive shall not be entitled to any severance benefits and all options that have not vested shall be canceled upon termination for cause in accordance with the terms and conditions of the 2000 Stock Option Plan.

     4.3 TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate this Agreement at any time upon ninety


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(90) days written notice to Executive, without cause. Executive shall not be entitled to any severance benefits and all options that have not vested shall be canceled upon termination without cause in accordance with the terms and conditions of the 2000 Stock Option Plan.

     4.4 VOLUNTARY TERMINATION BY EXECUTIVE. Notwithstanding anything to the contrary in this Agreement, Executive may terminate this Agreement at any time upon ninety (90) days written notice to the Company. Executive shall not be entitled to any severance benefits and all options that have not vested shall be canceled upon termination by the Executive in accordance with the terms and conditions of the 2000 Stock Option Plan.

     4.5 DISABILITY. If Executive becomes permanently and totally disabled, this Agreement shall automatically terminate. Executive shall be deemed permanently and totally disabled if he is unable to engage in the activities required by this Agreement by reason of any medically determinable physical or mental impairment, as confirmed by three independent physicians, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     4.6 DEATH. If Executive dies during the term of this Agreement, this Agreement shall automatically terminate. Upon termination due to death, the Executive's designated beneficiary, or his estate or representative, shall be entitled to receive a lump sum payment equal to his annual base salary, as contained in Section 3.1 of this Agreement, then in effect.

     4.7 EFFECT OF TERMINATION. The termination of employment shall not impair any obligation that accrued prior to termination, nor shall it excuse the performance of any obligation that is required or contemplated hereunder to be performed after termination, and any such obligation shall survive the termination of employment and this Agreement.

                                    ARTICLE 5

                    COVENANTS AND REPRESENTATIONS OF EMPLOYEE

     5.1 UNFAIR AND NON-COMPETITION. The Executive acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article V in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. The Executive agrees not to compete with the Company or to engage in any unfair competition with Employer during the Employment Term, but not limited to the acts and conduct described below.

     5.2 CONFIDENTIAL INFORMATION. During the Employment Term, Executive agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or its "affiliate" (as that term is defined in the Exchange Act), including, without

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limitation, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business, labeled "secret" or "confidential" or some similar term, and not to disclose any such information to anyone outside of the Company, whether during or after the Employment Term, except as required in connection with performing the services to the Company.

     5.3 NON-SOLICITATION OF CUSTOMERS. During the Employment Term, the Executive will have access to confidential records and data pertaining to the Company's customers, their needs, and the relationship between the Company and its customers. Such information is considered secret and is disclosed during the Employment Term in confidence. Accordingly, during the Employment Term, Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, directly or indirectly (i) solicit for a competitive purpose, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or its affiliates (as the term "affiliate" is defined in the Exchange Act), or (ii) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue its business relationship with the Company or its affiliates, or (B) to enter into a business relationship with any other entity or person the loss of which the Executive should reasonably anticipate would be detrimental to the Company or its affiliates in any respect.

     5.4 NON-SOLICITATION OF EXECUTIVES. The Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, during the Employment Term, directly or indirectly solicit, interfere with, offer to hire or induce any person who is or was an officer or employee of the Company or any affiliate (as the term "affiliate" is defined in the Exchange Act) (other than secretarial personnel) to discontinue his or her relationship with the Company or an affiliate of the Company, in order to accept employment by, or enter into a business relationship with, any other entity or person. (These acts are hereinafter referred to as the "prohibited acts of solicitation.") The foregoing restriction, however, shall not apply to any business with which Executive may become associated after the Employment Term.

     5.5 RETURN OF PROPERTY. Upon termination of employment, and at the request of the Company, the Executive agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company.

     5.6 INVENTIONS. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Executive, either alone or with others, during the Employment Term, whether or not conceived or developed during Executive's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Company was used, or that relate at the time of conception or reduction to


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practice of the invention to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or that result from any work performed by Executive for the Company, shall be the sole property of the Company. Upon the request of the Company, Executive shall disclose to the Company all inventions or ideas conceived during the Employment Term, whether or not the property of the Company under the terms of this provision, provided that such disclosure shall be received by the Company in confidence. Upon the request of the Company, Executive shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

     5.7 REPRESENTATIONS. The Executive represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder, and that he does not possess (in physical or electronic form) and will not use or disclose, other than pursuant to an express right, any trade secrets or other confidential or proprietary information or intellectual property in which any other person has any right, title or interest.

                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

     6.1 NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

     To the Executive:

          Paul Bloom
          111 Estates Drive
          Piedmont, CA  94611-3313
          (510) 482-0420

     To the Company:

          AremisSoft Corporation
          200 Central Park South
          New York, NY  10019
          Attn:  Roys Poyiadjis, President


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      With Copy to:

          Scott E. Bartel
          BARTEL ENG & SCHRODER
          300 Capitol Mall, Suite 1100
          Sacramento, California 95814
          Facsimile:  (916) 442-3442

     6.2 ASSIGNMENT. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs; provided, however, that Executive may not delegate any of his duties under this Agreement.

     6.3 WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, including without limitation stock of the Company, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company.

     6.4 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

     6.5 EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such provision, or a relinquishment of any right thereunder, or to affect either the validity of this Agreement, and shall not prevent enforcement of such provision, or any similar provision, at any time.

     6.6 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

     6.7 ATTORNEYS FEES. In the event of any litigation arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorney's fees.


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     6.8  COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
COMPANY:                                AREMISSOFT CORPORATION


                                        By:
                                           -------------------------------------
                                           Dr. Lycourgos K. Kyprianou
                                           Chief Executive Officer


EXECUTIVE:
                                           -------------------------------------
                                           Paul Bloom


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